Exhibit 99.1

Renhuang Pharmaceuticals Announces Results for the Six Month Transition Period May 1 - October 31, 2006: Net Income More Than Doubled Compared to the Same
                       Period of the Prior Year

    Highlights:

    -- Net income of $4.40 million more than doubled compared to the same period of the prior year

    -- Revenues of $12.25 million remained strong compared to the revenues of $11.72 million for the same period of the previous year

    --  Earnings per share for six months $ 0.125

    HARBIN, China--(BUSINESS WIRE)--Feb. 14, 2007--Renhuang Pharmaceuticals, Inc. (or "the Company", Stock symbol: RHGP.OB), a leading provider of natural health care products in the People's Republic of China (PRC), filed its first 10K since it went public in September 2006 and announced its results for the transition period of May 1 to October 31, 2006, which is the second half of the Company's 2006 fiscal year.



Key Figures
----------------------------------------------------------------------
                        May 1 - Oct. 31    May 1 - Oct. 31      YoY%
                             2006               2005           change
----------------------------------------------------------------------
Revenue                    $12,247,489         $11,721,151          4%
----------------------------------------------------------------------
Net Income                  $4,404,578          $1,768,776        149%
----------------------------------------------------------------------
Net Profit Margin (%)               36%                 15%
----------------------------------------------------------------------


    For the six month period ending October 31, 2006, the Company generated a net income of $4.40 million, which more than doubled compared to the $1.77 million net income generated for the same period of the prior year. The significant year-over-year growth of earnings was partly driven by lower operating expenses, seasonal adjustments and some financial restructuring related to the reverse merger.

    Basic earnings per common share for the six month period were $0.125 per share. The number of shares issued and outstanding as of the date of the report was approximately 35 million.

    Revenues for the six month period from May 1 to October 31, 2006 remained strong, reaching $12.25 million compared to $11.72 million for the same period of last year. The increase was primarily driven by continued strong sales in Acanthopanax medical products, Shark Power Health Care products, and Traditional Medical products, which respectively contributed 53%, 12%, and 35% to the total revenues.

    Given the fact that the six months ended October 31, 2006 was the Company's first reporting period and the Company only conducted the current operations from May 1, 2006 through October 31, 2006, a financial projection based only on the current and the prior year results may not be a good indication of the Company's future performance. Due to seasonality, current six month revenues of $12.25 million may not be indicative of the revenues in future periods. The financial comparison and projection will be more indicative after the Company has conducted its current operations for a few more periods.

    Commenting on the six month results, Renhuang's Chairman Mr. Li, Shaoming said, "Renhuang Pharmaceuticals delivered strong results for its first six month period as a public company. Our sales remained strong in each of our major product lines and our earnings more than doubled from the same period of last year. The strong results reflect our solid strategy, our success in executing the strategy, and our efforts in achieving excellence in operation, manufacturing, and R&D."

    Outlook

    Overall, the Company is very optimistic about growing its earnings and revenues over time. With several new products recently launched and its traditional products in strong demand, the Company is confident that earnings and revenues will grow continuously. The Company also expects to expand its market internationally as consumers around the world are seeking alternative medicines and as Renhuang's products are increasingly sought after due to growing awareness of the efficacy of natural health care products and Chinese herbal medicine.

    "We are very pleased to see our earnings grow significantly year over year, with a net income of $4.4 million generated in this first six month period since we became a public company," said Mr. Li, Shaoming. "In the light of the current results, we believe in a continued growth and profitability given our highly sought after products, strong R&D program, superior manufacturing capability, and large distribution network. We expect to continue to deliver high growth in our business and we are committed to looking for every opportunity to create value for our shareholders. For the fiscal year 2007 we expect revenues to be between $ 35 to $ 40 million and net profits to be between $ 10 to $ 12 million."

    Details of the Company's financial data for the transition period from May 1 - October 31, 2006, are available in the Company's Current Report 10K dated and filed with the Securities and Exchange Commission on February 13, 2007.

    About Renhuang Pharmaceuticals, Inc.:

    Renhuang Pharmaceuticals is a leading bio-pharmaceutical company located in Harbin in the Heilongjiang Province in Northeast China. Renhuang is primarily engaged in the research, production, and sales of bio-pharmaceutical products in Mainland China. The Company's main products are Siberian ginseng, shark liver oil and several other traditional medical products. It is estimated that 70% of China's natural supply of Siberian Ginseng is currently controlled by the Company.

    The company also anticipates approval within six to nine months by State Food and Drug Administration ("SFDA") for up to five of its new Monoclonal Antibody Reagent Box series products. These products are 60% more reliable than those from its competitors and also adhere to "Good Manufacturing Practices", or "GMP". Moreover, the company is in the process of building its own immune system research and development function. Overall, the company is able to achieve significant cost savings compared to most of its competitors, who purchase their raw materials from third parties.

    Over 2000 sales agents are employed in seventy sales centers across twenty-four districts and cover over 50% of the greater China area and 80% of its population, including the most populous and developed Eastern China. The Company employs over 50 people in its R&D department, a number of which are well recognized and respected pharmaceutical professors and research scientists from National Navy Pharmaceutical Research Center, Beijing Ellionbio Research Center and other well known institutions. State of the art research and production facilities using the latest technologies are currently used by the Company's scientists to develop new and innovative areas, including antiseptic and immune system products and Diagnostic kits. RHGP-G

    Safe Harbor Statement

    This press release contains certain statements that may include 'forward-looking statements' as defined in the Securities Act of 1933, and the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are 'forward-looking statements.' Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

    The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

    CONTACT: Christensen, New York
             Christy Shue, 917-576-2209
             cshue@ChristensenIR.com
             or
             Renhuang Pharmaceuticals Inc, China
             Gina Gao, 0086-451-57620378
             Fax: 0086-451-57606414
             gs@renhuang.com